UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            ________
                            FORM 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report(Date of earliest event reported) January 23, 2001

                        LANDS' END, INC.
    (exact name of registrant as specified in its charter)





    DELAWARE                 1-9769              36-2512786
(State or other           (Commission         (I.R.S. Employer
  jurisdiction            File Number)         Identification
of incorporation)                                  Number)




 Lands' End Lane, Dodgeville, Wisconsin             53595
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number     608-935-9341
     including area code
               INFORMATION INCLUDED IN THIS REPORT


Item 5.  Other Events.

         Attached as Exhibit 99 to this report is a news release issued by Lands' End, Inc., announcing that its board of directors has revised the securities trading policy applicable to its officers and directors.












                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, its duly authorized officer and chief financial officer.
































                                    LANDS' END, INC.


January 25, 2001            By: /s/ STEPHEN A. ORUM
                                    Stephen A. Orum
                                    Executive Vice President &
                                    Chief Financial Officer

                                                EXHIBIT 99

FOR IMMEDIATE RELEASE

        LANDS' END REVISES ITS SECURITIES TRADING POLICY

DODGEVILLE, WIS. . . .  January 23, 2001 . . .  Lands' End, Inc.
(LE) announced today that its board of directors has revised the securities trading policy applicable to its officers and directors. Subject to certain exceptions, the policy permits covered persons to conduct purchases and sales of the company's securities only during specified "window" periods. These periods are currently defined as the 30 business days commencing on the third business day following the public release of the company's sales and earnings information for each fiscal year, for each of its first and second fiscal quarters, and for the first 47 weeks of its fiscal year (or comparable eleven-month period).

     In light of recent rule changes adopted by the Securities and Exchange Commission, the board of directors has revised the company's trading policy to permit purchases and sales by covered persons to be made outside the applicable window periods if the transactions are made pursuant to a written contract, instruction or plan that has been designated by the company as a "qualified trading program."

     The company expects that its officers and directors will engage in transactions from time to time, both within and without window periods, pursuant to qualified trading programs. Without limiting the foregoing, Gary Comer and certain trusts for the benefit of his family intend to enter into qualified trading programs whereby an independent brokerage firm will have discretion to sell a total of approximately one million shares of the company's common stock on their behalf during 2001. Mr. Comer has advised the company that such sales will be made to diversify holdings and for estate planning purposes, and that such sales will be in addition to any shares that Mr. Comer may sell from time to time during window periods pursuant to an existing shelf registration statement or otherwise. Mr. Comer and trusts for the benefit of his family currently own approximately 16.7 million shares, or about 57% of the approximately 29.3 million shares of the company's common stock outstanding.

     Lands' End is a leading direct merchant of traditionally styled, classically inspired clothing, offered to customers throughout the world through regular mailings of its monthly and specialty catalogs and via the Internet at www.landsend.com.

                               -0-

Contact Charlotte LaComb: 608-935-4835